Exhibit 99.1

PRESS RELEASE

For more information, contact: Gerald Woodard, CEO SRI/Surgical Express, Inc. (813) 891-9550	FOR IMMEDIATE RELEASE

SRI SURGICAL REPORTS

FIRST QUARTER 2009 FINANCIAL RESULTS

TAMPA, FL— Monday, May 4, 2009 — SRI/Surgical Express, Inc. (Nasdaq: STRC), a leading provider of reusable surgical device reprocessing services supporting the healthcare industry, today announced financial results for the first quarter ended March 31, 2009.

For the first quarter of 2009, SRI Surgical reported total revenue of $23,926,000, a decrease of $42,000 from the first quarter of 2008. The net loss for the first quarter of 2009 was $894,000 or $0.14 per basic and diluted common share compared to a net loss of $1,294,000, or $0.20 per basic and diluted common share reported for the first quarter of 2008.

Gerald Woodard, Chief Executive Officer said, “I am excited about the new supply and co-marketing agreement we entered into with Cardinal in late 2008. This partnership gives our environmentally friendly solution greater visibility throughout the healthcare market.”

About SRI Surgical

SRI Surgical (www.srisurgical.com) provides central processing and supply chain management services to hospitals and surgery centers across the United States. SRI Surgical serves hospitals and surgery centers in 19 states from 10 reprocessing facilities and four distribution centers located throughout the United States.

Forward-Looking Statements

The statements in this press release that are not historical, including statements regarding SRI Surgical’s beliefs, expectations, and strategies, constitute “forward looking statements” within the meaning of the federal securities laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Important factors that could cause the differences are discussed in SRI Surgical’s reports on Forms 10-Q, 10-K, and 8-K that the Company periodically files with the Securities and Exchange Commission. These factors include SRI Surgical’s sales process and market acceptance of its products and services, SRI Surgical’s capital needs, its dependence on significant customers and a significant supplier, risks of a new product offering, and the competitive healthcare marketplace. SRI Surgical does not undertake to update any forward-looking statements in this press release. Copies of SRI Surgical’s SEC filings, including its annual report on Form 10-K and quarterly reports on Form 10-Q, may be obtained by contacting SRI Surgical’s investor relations department at (813) 891-9550 or at the Investors section of the SRI Surgical Website at www.srisurgical.com.

FOR FURTHER INFORMATION:	Gerald Woodard, CEO
SRI Surgical
(813) 891-9550

SRI/SURGICAL EXPRESS, INC.

Condensed Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues	$23,926	$23,968
Cost of revenues	18,892	18,925

Gross profit	5,034	5,043

Distribution expenses	1,665	1,758
Selling and administrative expenses	4,169	4,450

Loss from operations	(800)	(1,165)

Interest expense	175	275
Other income	(94)	(94)

Loss before income taxes	(881)	(1,346)

Income tax expense (benefit)	13	(52)

Net loss	$(894)	$(1,294)

Basic loss per common share	$(0.14)	$(0.20)

Weighted average common shares outstanding, basic	6,445	6,391

Diluted loss per common share	$(0.14)	$(0.20)

Weighted average common shares outstanding, diluted	6,445	6,391

SRI/SURGICAL EXPRESS, INC.

Condensed Balance Sheets

(In thousands)

	As of March 31, 2009	As of December 31, 2008
	(unaudited)
Cash and cash equivalents	$853	$484
Accounts receivable, net	11,527	11,200
Inventories, net	3,483	5,727
Prepaid expenses and other assets	2,418	2,271
Reusable surgical products, net	20,048	20,577
Property, plant and equipment, net	29,036	29,487

Total assets	$67,365	$69,746

Notes payable	$5,559	$8,434
Accounts payable	9,626	8,461
Accrued expenses	5,203	5,121
Mortgage payable	4,174	4,228
Bonds payable	520	520

Total liabilities	25,082	26,764

Shareholders’ equity	42,283	42,982

Total liabilities and shareholders’ equity	$67,365	$69,746